EXHIBIT 21
                                      SUBSIDIARIES OF THE REGISTRANT


                                                     JURISDICTION OF
NAME                                                 INCORPORATION
-------                                              ----------------
Merisel Canada, Inc..................................Canada
MIFINCO, Inc.........................................Delaware
Softsel Foreign Sales Corporation....................U.S. Virgin Islands
Merisel Americas, Inc................................Delaware
Merisel Europe, Inc..................................Delaware
Merisel FAB, Inc.....................................Delaware
Merisel Asia, Inc....................................Delaware
Merisel Properties...................................Delaware
Merisel Capital Funding, Inc.........................Delaware